Exhibit 99.1

Insulet Reports Full Year 2023 Revenue Increase of 30% (30% constant currency1)
and Fourth Quarter 2023 Revenue Increase of 38% Year-Over-Year (37% constant currency)

Represents 8th Consecutive Year of 20% or More Constant Currency Revenue Growth

ACTON, Mass. - February 22, 2024 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months and full year ended December 31, 2023.

Full Year Financial Highlights:

•Full year 2023 revenue of $1.7 billion, up 30.0%, or 29.6% in constant currency, compared to $1.3 billion in the prior year, exceeds the guidance range of 26% to 27% in constant currency. Full year 2023 revenue includes an estimated $20 million to $25 million related to U.S. pharmacy wholesaler orders that were accelerated from the first quarter of 2024 in advance of the Company’s implementation of a new ERP system on January 1, 2024
◦Total Omnipod revenue of $1.7 billion, an increase of 33.1%, or 32.7% in constant currency
◦U.S. Omnipod revenue of $1.3 billion, an increase of 41.4%
◦International Omnipod revenue of $410.1 million, an increase of 13.0%, or 11.4% in constant currency
◦Drug Delivery revenue of $36.0 million, a decrease of 37.4%
•Gross margin of 68.3%, up 660 basis points, compared to gross margin of 61.7% in the prior year.
•Adjusted gross margin1 of 67.7%, up 150 basis points, excludes income of $11.5 million associated with the voluntary medical device correction (MDC) notices issued in 2022. Adjusted gross margin in the prior year of 66.2% excludes a charge of $57.9 million associated with the voluntary MDC notices
•Operating income of $220.0 million, or 13.0% of revenue, up 1,010 basis points compared to operating income of $37.6 million, or 2.9% of revenue, in the prior year. Operating margin includes an estimated 70 basis point benefit from the estimated $20 million to $25 million in revenue related to U.S. pharmacy wholesaler orders accelerated from the first quarter of 2024
•Adjusted operating income1 of $208.5 million, or 12.3%, up 280 basis points, excludes the $11.5 million of income associated with the MDC notices noted above. Adjusted operating income in the prior year of $124.1 million, or 9.5% of revenue, excludes the $57.9 million charge associated with the MDC notices, as well as $25.2 million of certain legal costs and $3.4 million of CEO transition costs
•Net income of $206.3 million, or $2.94 per diluted share, compared to net income of $4.6 million, or $0.07 per diluted share, in the prior year
•Adjusted net income1 of $192.2 million, or $2.75 per diluted share excludes the $11.5 million of income associated with the voluntary MDC notices noted above and $2.6 million of gains associated with investments. Adjusted net income in the prior year of $91.1 million, or $1.30 per diluted share, excludes the charges of $57.9 million, $25.2 million and $3.4 million noted above
•Adjusted EBITDA1 of $329.2 million, or 19.4% of revenue, compared to $224.8 million, or 17.2% of revenue, in the prior year

1 See description of non-GAAP financial measures contained in this release.

Fourth Quarter Financial Highlights:

•Fourth quarter 2023 revenue of $509.8 million, up 37.9%, or 36.6% in constant currency, compared to $369.7 million in the prior year, exceeds the guidance range of 22% to 25% in constant currency and includes the estimated $20 million to $25 million in revenue related to U.S. pharmacy wholesaler orders accelerated from the first quarter of 2024
◦Total Omnipod revenue of $501.0 million, an increase of 36.7%, or 35.4% in constant currency
◦U.S. Omnipod revenue of $394.6 million, an increase of 42.9%
◦International Omnipod revenue of $106.4 million, an increase of 18.0%, or 12.5% in constant currency
◦Drug Delivery revenue of $8.8 million, an increase of 166.7%
•Gross margin of 70.9%, up 1,210 basis points, compared to gross margin of 58.8% in the prior year.
•Adjusted gross margin1 of 70.7%, up 620 basis points, excludes income of $0.9 million associated with the voluntary MDC notices issued in 2022. Adjusted gross margin in the prior year of 64.5% excludes a charge of $21.1 million associated with the voluntary MDC notices
•Operating income of $106.4 million, or 20.9% of revenue, up 1,450 basis points, compared to operating income of $23.5 million, or 6.4% of revenue, in the prior year. Operating margin includes an estimated 230 basis point benefit from the estimated $20 million to $25 million in revenue related to U.S. pharmacy wholesaler orders accelerated from the first quarter of 2024
•Adjusted operating income1 of $105.5 million, or 20.7%, up 920 basis points, excludes the $0.9 million of income associated with the MDCs noted above. Adjusted operating income in the prior year of $42.5 million, or 11.5% of revenue, excludes the $21.1 million charge associated with the MDCs, as well as $2.1 million of income related to an adjustment to a legal settlement charge
•Net income of $103.3 million, or $1.44 per diluted share, compared to net income of $17.0 million, or $0.24 per diluted share, in the prior year
•Adjusted net income1 of $100.6 million, or $1.40 per diluted share, excludes the $0.9 million of income associated with the MDCs and $1.8 million of gains associated with investments. Adjusted net income in the prior year of $36.0 million, or $0.52 per diluted share, excludes the charges of $21.1 million and income of $2.1 million associated with the MDCs
•Adjusted EBITDA1 of $137.0 million, or 26.9% of revenue, compared to $71.4 million, or 19.3% of revenue, in the prior year

Recent Highlights:

•Delivered eighth consecutive year of 20% or more constant currency revenue growth
•#1 in U.S. new customer starts in 20232
•Recently achieved milestones of 425,000 estimated active global customers using Omnipod products (approximately 25% annual growth)3, including 250,000 global customers using Omnipod 5, the most prescribed AID System in 2023 in the U.S.2,4
•Launched U.S. limited market release of Omnipod 5 integrated with Dexcom’s G7 sensor
•Received CE Mark approval for Omnipod 5 integration with Abbott’s Freestyle Libre 2 Plus sensor
•On track for last participant to complete the Company’s type 2 pivotal trial in the coming weeks
•Real-world evidence demonstrating Omnipod 5’s effectiveness based on use in a large, diverse real-world population of almost 70,000 people with type 1 diabetes, published in Diabetes Technology and
2 Source: Insulet data on file. New Customer Starts represent individuals new to pump therapy and individuals who switched from another manufacturer's pump.
3 This growth rate factors in a revised estimated global customer base of approximately 345,000 one year ago versus the Company’s prior estimate of approximately 360,000. This change relates to the Company’s Classic Omnipod U.S. customer base.
4 Source: Insulet data on file. Most Prescribed represents new prescriptions in the U.S. in 2023.

Therapeutics. People primarily using the lowest target achieved a median time in range of 69%. When split by age group, adults achieved a time in range of 70% and children/adolescents achieved 65%5
•Omnipod 5 preschool pivotal extension data published in Diabetes Technology and Therapeutics demonstrating safety and improved outcomes in preschool-aged children with two years of system use6
•Successfully repriced the Company's Term Loan B at a lower interest rate

“2023 was another transformational year for Insulet. The rapid adoption of Omnipod 5 helped fuel our eighth consecutive year of more than 20% constant currency revenue growth,” said Jim Hollingshead, President and Chief Executive Officer. “Our team’s outstanding execution and relentless pursuit of innovation further solidify our position as the category leader, strengthen our competitive moats and enable us to deliver our groundbreaking innovation to even more people. We entered 2024 with powerful momentum and are well-positioned for continued profitable growth and value creation as we simplify life for the millions of people with diabetes around the world.”

2024 Outlook:

Revenue Guidance (in constant currency):

Guidance for the first quarter and full year 2024 reflects an estimated $20 million to $25 million in revenue related to U.S. pharmacy wholesaler orders that were accelerated into the fourth quarter of 2023 from the first quarter of 2024 in advance of the Company’s implementation of a new ERP system on January 1, 2024 (i.e., 2024 growth rates reflect $20 million to $25 million less in U.S. revenue in 2024 and $20 million to $25 million more in 2023):

•For the year ending December 31, 2024, the Company expects revenue growth in the range of 12% to 17%. Revenue growth ranges by product line are:
◦Total Omnipod of 13% to 18%
◦U.S. Omnipod of 16% to 21%
◦International Omnipod of 7% to 10%
◦Drug Delivery of (60)% to (50)%

•For the quarter ending March 31, 2024, the Company expects revenue growth of 17% to 20%. Revenue growth ranges by product line are:
◦Total Omnipod of 15% to 18%
◦U.S. Omnipod of 19% to 22%
◦International Omnipod of 5% to 8%
◦Drug Delivery of 1,020% to 1,220% (approximately $5 million to $6 million)
5 https://doi.org/10.1089/dia.2023.0578. 'Real-world evidence of Omnipod® 5 Automated Insulin Delivery System use in 69,902 people with type 1 diabetes'. First author: Dr. Gregory P Forlenza.
6 https://www.liebertpub.com/doi/10.1089/dia.2023.0506. ‘Glycemic Outcomes Persist for up to 2 Years in Very Young Children with the Omnipod 5 Automated Insulin Delivery System’. First author: Dr. Daniel J DeSalvo.

Gross Margin and Operating Margin Guidance:

For the year ending December 31, 2024, the Company expects gross margin of 68% to 69%, closer to the mid-point of the range. The assumed order timing shift of $20 million to $25 million in revenue noted above is not expected to impact gross margin.

For the year ending December 31, 2024, the Company expects operating margin of approximately 13%. This guidance excludes the estimated 60 basis point negative impact associated with the assumed order timing shift noted above. The year-over-year estimated impact of this shift is 130 basis points.

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on February 22, 2024 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (888) 770-7129 for domestic callers or (929) 203-2109 for international callers, passcode 5904836.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod® 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone or the Omnipod Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: insulet.com and omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.
•Adjusted gross margin, adjusted gross margin as a percentage of revenue, adjusted operating income, adjusted operating income as a percentage of revenue, adjusted net income, and adjusted diluted earnings per share exclude the impact of certain significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable.

•Adjusted EBITDA, which represents net income (loss) plus net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and other significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, which affect the period-to-period comparability of the Company’s performance, as applicable, and adjusted EBITDA as a percentage of revenue.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s performance, and the Company believes they are helpful to investors and other interested parties as measures of comparative performance from period to period. They also are commonly used measures in determining business value, and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; our ability to protect intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty as well as risks associated with public health crises and pandemics, including government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, our customers, suppliers, and employees; international business risks, including regulatory, commercial and logistics risks; the potential violation of anti-bribery/anti-corruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers; challenges to the future development of our non-insulin drug delivery product line; failure of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations; extensive government regulation applicable to medical devices as well as complex and evolving privacy and data protection laws; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall, or discovery of serious safety issues, or product liability lawsuits relating to off-label use; breaches or failures of the Company’s product or information technology systems, including by cyberattack; loss of employees or inability to identify and recruit new employees; risks associated with potential future acquisitions or investments in new businesses; ability to generate sufficient cash to service our indebtedness or raise additional funds on acceptable terms or at all; the volatility of the trading price of the Company’s common stock; risks related to the conversion of outstanding Convertible Senior Notes; and potential limitations on the Company’s ability to use net operating loss carryforwards.

For a further list and description of these and other important risks and uncertainties that may affect the Company’s future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which the Company may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q the Company has filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2024 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation in the United States of America and other various jurisdictions. All rights reserved. All other trademarks are the property of their respective owners. The use of third-party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

Investor Relations:

Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(dollars in millions, except per share data)	2023	2022	2023	2022
Revenue	$509.8	$369.7	$1,697.1	$1,305.3
Cost of revenue	148.6	152.4	537.2	499.7
Gross profit	361.2	217.3	1,159.9	805.6
Research and development expenses	42.0	49.5	205.0	180.2
Selling, general and administrative expenses	212.8	144.3	734.9	587.8
Operating income	106.4	23.5	220.0	37.6
Interest expense, net	(0.5)	(2.7)	(7.6)	(26.7)
Other income (expense), net	1.9	1.5	2.2	(1.1)
Income before income taxes	107.8	22.3	214.6	9.8
Income tax expense	(4.5)	(5.3)	(8.3)	(5.2)
Net income	$103.3	$17.0	$206.3	$4.6

Net income per share:
Basic	$1.48	$0.25	$2.96	$0.07
Diluted	$1.44	$0.24	$2.94	$0.07
Weighted-average number of common shares outstanding (in thousands):
Basic	69,860	69,472	69,751	69,375
Diluted	73,614	70,020	73,633	69,910

RECONCILIATION OF DILUTED NET INCOME (UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(in millions, except share and per share data)	2023	2022	2023	2022
Net income	$103.3	$17.0	$206.3	$4.6
Add back interest expense, net of tax attributable to assumed conversion of convertible senior notes	2.6	—	10.4	—
Net income, diluted	$105.9	$17.0	$216.7	$4.6

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of December 31,
(dollars in millions)	2023	2022
ASSETS
Cash and cash equivalents	$704.2	$674.7
Accounts receivable, net	359.7	205.6
Inventories	402.6	346.8
Prepaid expenses and other current assets	116.4	86.9
Total current assets	1,582.9	1,314.0
Property, plant and equipment, net	664.9	599.9
Goodwill and other intangible assets, net	150.4	127.2
Other assets	190.0	210.0
Total assets	$2,588.2	$2,251.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$19.2	$30.8
Accrued expenses and other current liabilities	382.6	306.4
Current portion of long-term debt	49.4	27.5
Total current liabilities	451.2	364.7
Long-term debt, net	1,366.4	1,374.3
Other liabilities	37.9	35.7
Total liabilities	1,855.5	1,774.7
Stockholders’ equity	732.7	476.4
Total liabilities and stockholders’ equity	$2,588.2	$2,251.1

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)
CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended December 31,
(dollars in millions)	2023	2022	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$394.6	$276.2	42.9%	—%	42.9%
International Omnipod	106.4	90.2	18.0%	5.5%	12.5%
Total Omnipod	501.0	366.4	36.7%	1.3%	35.4%
Drug Delivery	8.8	3.3	166.7%	—%	166.7%
Total	$509.8	$369.7	37.9%	1.3%	36.6%

	Years Ended December 31,
(dollars in millions)	2023	2022	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$1,251.0	$884.8	41.4%	—%	41.4%
International Omnipod	410.1	363.0	13.0%	1.6%	11.4%
Total Omnipod	1,661.1	1,247.8	33.1%	0.4%	32.7%
Drug Delivery	36.0	57.5	(37.4)%	—%	(37.4)%
Total	$1,697.1	$1,305.3	30.0%	0.4%	29.6%

INSULET CORPORATION
NON-GAAP RECONCILIATIONS CONTINUED (UNAUDITED)
ADJUSTED GROSS MARGIN, OPERATING MARGIN, NET INCOME AND DILUTED EPS

	Three Months Ended December 31, 2023
(in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Net Income(3)	Net Income, Diluted	Diluted Earnings per Share
GAAP	$361.2	70.9%	$106.4	20.9%	$103.3	$105.9	$1.44
Voluntary medical device corrections(1)	(0.9)		(0.9)		(0.9)	(0.9)	$(0.01)
Unrealized gains on investments(2)	—		—		(1.8)	(1.8)	$(0.03)
Non-GAAP	$360.3	70.7%	$105.5	20.7%	$100.6	$103.2	$1.40

	Year Ending December 31, 2023
(in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Net Income(3)	Net Income, Diluted	Diluted Earnings per Share
GAAP	$1,159.9	68.3%	$220.0	13.0%	$206.3	$216.7	$2.94
Voluntary medical device corrections(1)	(11.5)		(11.5)		(11.5)	(11.5)	$(0.16)
Unrealized gains on investments(2)	—		—		(2.6)	(2.6)	$(0.04)
Non-GAAP	$1,148.4	67.7%	$208.5	12.3%	$192.2	$202.6	$2.75

(1) Represents income resulting from adjustments to estimated costs associated with the voluntary medical device correction notices issued in the fourth quarter of 2022, which is included in cost of revenue.

(2) Represents non-operating gains resulting from fair value adjustments of strategic debt and equity investments.
(3) The tax effect on non-GAAP adjustments is calculated based on the applicable local statutory tax rates, including any valuation allowance.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS CONTINUED (UNAUDITED)
ADJUSTED GROSS MARGIN, OPERATING MARGIN, NET INCOME AND DILUTED EPS

	Three Months Ended December 31, 2022
(in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Net Income(5)	Diluted Earnings per Share
GAAP	$217.3	58.8%	$23.5	6.4%	$17.0	$0.24
Voluntary medical device corrections(1)	21.1		21.1		21.1	$0.30
Legal costs(2)	—		(2.1)		(2.1)	$(0.03)
Non-GAAP	$238.4	64.5%	$42.5	11.5%	$36.0	$0.52

	Year Ended December 31, 2022
(in millions)	Gross Profit	Percent of Revenue	Operating Income	Percent of Revenue	Net Income(5)	Diluted Earnings per Share
GAAP	$805.6	61.7%	$37.6	2.9%	$4.6	$0.07
Voluntary medical device corrections(1)	57.9		57.9		57.9	$0.83
Legal costs(3)	—		25.2		25.2	$0.36
CEO transition costs(4)	—		3.4		3.4	$0.05
Non-GAAP	$863.5	66.2%	$124.1	9.5%	$91.1	$1.30

(1) Represents estimated costs associated with the voluntary medical device correction notices issued in the fourth quarter of 2022, which is included in cost of revenue.
(2) Represents an adjustment to a legal settlement charge.
(3) Includes a $20.0 million charge to settle patent infringement litigation, associated legal fees, and a charge to settle a contract dispute.
(4) Represents costs associated with the retirement and advisory services of the former chief executive officer, including $2.3 million of accelerated stock-based compensation expense.
(5) The tax effect on non-GAAP adjustments is calculated based on the applicable local statutory tax rates, including any valuation allowance.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS CONTINUED (UNAUDITED)

ADJUSTED EBITDA

	Three Months Ended December 31,				Years Ended December 31,
(dollars in millions)	2023	Percent of Revenue	2022	Percent of Revenue	2023	Percent of Revenue	2022	Percent of Revenue
Net income	$103.3	20.3%	$17.0	4.6%	$206.3	12.2%	$4.6	0.4%
Interest expense, net	0.5		2.7		7.6		26.7
Income tax expense	4.5		5.3		8.3		5.2
Depreciation and amortization	18.8		16.2		72.8		63.2
Stock-based compensation expense	12.6		11.2		48.3		38.6
Voluntary medical device corrections(1)	(0.9)		21.1		(11.5)		57.9
Unrealized gain on investments(2)	(1.8)		—		(2.6)		—
Legal costs(3)	—		(2.1)		—		25.2
CEO transition costs(4)	—		—		—		3.4
Adjusted EBITDA	$137.0	26.9%	$71.4	19.3%	$329.2	19.4%	$224.8	17.2%

(1) Represents net (income) expense resulting from estimated costs associated with the voluntary medical device correction notices issued in the fourth quarter of 2022 and adjustments to those costs, which is included in cost of revenue.
(2) Represents non-operating gains resulting from fair value adjustments of strategic debt and equity investments.
(3) Includes a $20.0 million charge to settle patent infringement litigation, associated legal fees, and a charge to settle a contract dispute.
(4) Represents costs associated with the retirement and advisory services of the former chief executive officer, including $2.3 million of accelerated stock-based compensation expense.

INSULET CORPORATION
REVENUE GUIDANCE RECONCILIATIONS (UNAUDITED)

Year Ending December 31, 2024
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	16% - 21%	—%	16% - 21%
International Omnipod	7% - 10%	—%	7% - 10%
Total Omnipod	13% - 18%	—%	13% - 18%
Drug Delivery	(60)% - (50)%	—%	(60)% - (50)%
Total	12% - 17%	—%	12% - 17%

Three Months Ending March 31, 2024
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	19% - 22%	—%	19% - 22%
International Omnipod	6% - 9%	1%	5% - 8%
Total Omnipod	15% - 18%	—%	15% - 18%
Drug Delivery	1,020% - 1,220%	—%	1,020% - 1,220%
Total	17% - 20%	—%	17% - 20%